EXHIBIT 10.1

FOURTH AMENDMENT TO LEASE AGREEMENT

     THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the “Fourth Amendment”), is made this 27 day of August, 2008, by 3280 PEACHTREE I LLC (as “Landlord”) and AMERICAN TELECONFERENCING SERVICES, LTD. D/B/A PREMIERE GLOBAL SERVICES (as “Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant did enter into that certain Lease Agreement, dated as of October 28, 2005 (the “Original Lease”), for space (consisting of all of the 9th floor, containing 23,684 square feet of Rentable Floor Area) in that certain building located at 3280 Peachtree Road, Atlanta, Georgia (the “Building”), as such space is more particularly described in the Original Lease.

     WHEREAS, Landlord and Tenant did enter into that certain First Amendment to Lease Agreement, dated as of July 31, 2006 (the "First Amendment").

     WHEREAS, Landlord and Tenant did enter into that certain Second Amendment to Lease Agreement, dated as of March 15, 2007 (the "Second Amendment").

     WHEREAS, Landlord and Tenant did enter into that certain Third Amendment to Lease Agreement, dated as of June 3, 2008 (the "Third Amendment").

     WHEREAS, the Original Lease, as modified by the First Amendment, Second Amendment and Third Amendment, is herein collectively referred to as the Lease.

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease, in the manner and for the purposes herein set forth.

     NOW, THEREFOR, for and in consideration of the mutual premises, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

     1. Defined Terms. All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

     2. Landlord Coordination Fee. In connection with the Eight Floor Expansion Space, Tenant shall not be required to pay any fees or other sums to Landlord or any tenant development manager designated by Landlord except as set forth in this paragraph. Tenant agrees to pay to a tenant development manager designated by Landlord, a fee for coordination in an amount equal to (i) one percent (1%) of the hard costs of the work to be performed by Tenant in the Eighth Floor Expansion Space (the "8th Floor Expansion Fee"), and (ii) an additional $4,736.80 (the "Additional Work Fee"), for certain coordination efforts related to the Additional Allowance funded under Article 5 of the Third Amendment. The 8th Floor Expansion Fee will be deducted from the 8th Floor Expansion Space Allowance prior to the disbursement of the 8th Floor Expansion Space Allowance (and the 8th Floor Expansion Space Allowance will be reduced by the amount of such deduction). The Additional Work Fee will be deducted from the Additional Allowance prior to the disbursement of the Additional Allowance (and the Additional Allowance will be reduced by the amount of such deduction). Except for the fees listed in this Article 2, there are no other fees due to Landlord or Landlord's designee, in connection with the work being done or the allowances being funded under the Third Amendment.

     3. Work in the 8th Floor Expansion Space. Tenant, and not Landlord, shall perform and be responsible for the completion of the tenant fit-up and finish work for the 8th Floor Expansion Space, and Landlord shall have no responsibility for such work. Accordingly, the 8th Floor Expansion Space shall be delivered to Tenant within three (3) Business Days after the due execution and delivery of this Fourth Amendment by all parties hereto, and all such work in the 8th Floor Expansion Space shall be performed in accordance with the terms of Exhibit "A", attached hereto and by this reference incorporated herein, in lieu of the work agreement provided with and attached to the Original Lease.

     4. Consent of Guarantor. Tenant shall cause the guarantor of the Original Lease to execute and deliver to Landlord the Acknowledgement, Consent and Reaffirmation of Guarantor of Lease, attached hereto as Exhibit "B", by this reference incorporated herein, with the execution and delivery of this Fourth Amendment. The delivery of this document is a material inducement to Landlord, without which Landlord would not have executed and delivered this Fourth Amendment.

     5. No Other Modifications. Except as expressly modified herein, the Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto. There is no default, event of default or failure to comply with the terms of the Lease by either party hereto.

     6. Legal Representatives, Successors and Assigns. This Fourth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     7. Georgia Law. This Fourth Amendment shall be construed and interpreted under the laws of the State of Georgia.

     8. Time of Essence. Time is of the essence of this Fourth Amendment.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

“LANDLORD”: 3280 PEACHTREE I LLC, a Georgia limited liability company
	By:	Cousins Properties Incorporated, a Georgia corporation, Member
		By:	/s/ Jack A. LaHue Its: Senior Vice President (CORPORATE SEAL)

“TENANT”: AMERICAN TELECONFERENCING SERVICES, LTD. D/B/A PREMIERE GLOBAL SERVICES
By:	/s/ Michael Havener
Name: Title:	Michael Havener Chief Financial Officer

Attest:	/s/ Anne E. Jacobs
Name: Title:	Anne E. Jacobs Sr. Paralegal (CORPORATE SEAL)